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EXHIBIT 99.2

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER


        I, Theresa D. Becks, the Chief Financial Officer of Campbell & Company, Inc. as managing owner of Campbell Alternative Asset Trust, certify that (i) the Form 10Q for the quarter ended September 30, 2002 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

                                  CAMPBELL ALTERNATIVE ASSET TRUST
                                  By: Campbell & Company, Inc., managing owner


                                  By: /s/ Theresa D. Becks
                                      -----------------------------
                                      Theresa D. Becks
                                      Chief Financial Officer
                                      November 14, 2002




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